UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 14, 2009, The McClatchy Company (“McClatchy” or the “Company”) received notice from the New York Stock Exchange (NYSE) that it is not in compliance with the exchange’s continued listing standard for total market capitalization and stockholders’ equity.   NYSE continued listing standards applicable to the company include average market capitalization of no less than $75 million over a 30 trading-day period and stockholders’ equity of no less than $75 million.

The Company is now considered below the criteria for the continued listing standards because as of April 8, 2009, its total market capitalization was less than the minimum of $75 million over a consecutive 30-trading-day period and its last reported stockholders’ equity on its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) was $52.4 million, also less than $75 million.

In accordance with NYSE procedures, McClatchy has 45 days from the receipt of the notice to submit a plan to the NYSE demonstrating how it intends to comply with the NYSE’s continued listing standards within 18 months from the receipt of the notice. McClatchy intends to develop a plan to bring the company in compliance with the listing standards within the required timeframe.

McClatchy previously announced in February 2009 that it had been notified by the NYSE that it is not in compliance with the NYSE's continued listing standard for the average price per share of the company’s Class A publicly traded common shares of less than $1.00 over a consecutive 30-trading-day period.  Subsequently, the NYSE announced that this standard was temporarily suspended through June 30, 2009 and McClatchy has until at least December 7, 2009 to bring the Company into compliance with the average trading price listing standard.  In the event the NYSE further extends its suspension of this standard, the Company expects that its compliance deadline would also be extended.

The Company’s Class A Common Stock remains listed on the NYSE under the symbol “MNI,” but have assigned a “.BC” indicator by the NYSE so as to signify that the Company is not currently in compliance with the NYSE’s continued quantitative listing standards.

Although the Company intends to return to compliance with the NYSE continued listing requirements, there can be no assurance that it will be able to do so.

Safe Harbor Statement

This report contains forward-looking statements within the meaning of the Private Securities Reform Act of 1995. All forward-looking statements are based on management’s current expectations and beliefs and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements.  There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: but not limited to, McClatchy’s ability to achieve and maintain a share price and average price and total market capitalization and stockholders’ equity values that are in compliance with the NYSE listing standards ; commencement by the NYSE of suspension and delisting procedures if McClatchy fails to implement successfully a plan to correct non-compliance with the NYSE listing standards; the company’s ability to continue to satisfy the NYSE’s other qualitative and quantitative listing standards for continued listing; and the NYSE’s right to take more immediate listing action in the event the stock trades at levels that are viewed as “abnormally low” on a sustained basis or based on other qualitative factors.  Accordingly, you should not place undue reliance on any forward-looking statements contained in this report.  Such forward-looking statements speak only as of the date of this report and the Company undertakes no obligation to revise or update any forward-looking statements

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 17, 2009                                                                                               The McClatchy Company

 /s/ Patrick J. Talamantes

  By: Patrick J. Talamantes
  Vice President and Chief Financial Officer